Exhibit 99.1

Pixelworks Reports Second Quarter 2014 Financial Results

SAN JOSE, Calif., July 31, 2014 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the second quarter ended June 30, 2014.

Revenue for the second quarter 2014 was $15.2 million, compared to $13.5 million in the prior quarter and $9.6 million in the second quarter of 2013. The sequential and year-over-year increase in revenue was a result of strong chip sales across our products for large screen display applications. Second quarter chip revenue increased 42% from the previous quarter and 58% compared to the year-ago quarter.

On a GAAP basis, gross profit margin in the second quarter of 2014 was 50.5%, compared to 59.0% in the first quarter of 2014 and 48.4% in the second quarter of 2013. Second quarter 2014 GAAP operating expenses were $9.6 million, compared to $10.4 million in the previous quarter and $9.3 million in the second quarter of 2013. For the second quarter of 2014, the Company recorded a GAAP net loss of $2.4 million, or $0.11 per share, compared to a GAAP net loss of $2.5 million, or $0.11 per share, in the first quarter of 2014 and a GAAP net loss of $4.9 million, or $0.26 per share, in the second quarter of 2013.

On a non-GAAP basis, second quarter 2014 gross profit margin was 51.0%, compared to 60.1% in the first quarter of 2014 and 49.7% in the second quarter of 2013. Second quarter gross margin declined sequentially due to a higher percentage of chip revenue as compared to the prior quarter. Second quarter 2014 operating expenses on a non-GAAP basis were $8.7 million, compared to $8.8 million in the previous quarter and $8.7 million in the second quarter of 2013.

For the second quarter of 2014, the Company recorded a non-GAAP net loss of $1.5 million, or $0.06 per share, compared to a net loss of $0.8 million, or $0.04 per share, in the first quarter of 2014 and a net loss of $4.2 million, or $0.23 per share, in the second quarter of 2013. Adjusted EBITDA in the second quarter of 2014 was positive $0.2 million, compared to positive $0.5 million in the previous quarter and a negative $2.9 million in the second quarter of 2013.

“Pixelworks’ strong start to 2014 continued in Q2 with revenue increasing 59% year-over-year, driven by strong chip sales in our products for large screen display applications,” said Bruce Walicek, President and CEO of Pixelworks. “Also during the quarter, we sampled our first mobile video processor solution, Iris, which brings cinematic picture quality to mobile screens, while improving performance and reducing system power. The interest-level in Pixelworks’ technology has never been higher, and Iris represents a significant milestone as we are now well positioned from a product and technology standpoint to address the explosive growth in video regardless of screen size.”

The Company will discuss the details of its business outlook for the third quarter of 2014 during its conference call scheduled for today, July 31, 2014, at 2:00 p.m. Pacific Time.

Conference Call Information

Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 72511052. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, August 7, 2014, and can be accessed by calling 855-859-2056 and using passcode 72511052.

About Pixelworks, Inc.

Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company’s growth opportunities, product demand, technology portfolio, and the Company’s potential and position for the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2013 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Revenue, net	$15,166	$13,541	$9,554	$28,707	$17,825
Cost of revenue (1)	7,505	5,546	4,932	13,051	9,226
Gross profit	7,661	7,995	4,622	15,656	8,599
Operating expenses:
Research and development (2)	5,887	6,385	6,010	12,272	11,894
Selling, general and administrative (3)	3,709	4,049	3,274	7,758	6,872
Total operating expenses	9,596	10,434	9,284	20,030	18,766
Loss from operations	(1,935)	(2,439)	(4,662)	(4,374)	(10,167)
Interest expense and other, net	(130)	(122)	(97)	(252)	(195)
Loss before income taxes	(2,065)	(2,561)	(4,759)	(4,626)	(10,362)
Provision (benefit) for income taxes	317	(54)	165	263	(33)
Net loss	$(2,382)	$(2,507)	$(4,924)	$(4,889)	$(10,329)
Net loss per share - basic and diluted	$(0.11)	$(0.11)	$(0.26)	$(0.22)	$(0.56)
Weighted average shares outstanding - basic and diluted	22,667	22,204	18,652	22,437	18,554
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$35	$56	$98	$91	$189
Stock-based compensation	41	89	31	130	71
(2) Includes stock-based compensation	413	826	215	1,239	473
(3) Includes stock-based compensation	487	788	354	1,275	740

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,661	$7,995	$4,622	$15,656	$8,599
Additional amortization of non-cancelable prepaid royalty	35	56	98	91	189
Stock-based compensation	41	89	31	130	71
Total reconciling items included in cost of revenue	76	145	129	221	260
Non-GAAP gross profit	$7,737	$8,140	$4,751	$15,877	$8,859
Non-GAAP gross profit margin	51.0%	60.1%	49.7%	55.3%	49.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,596	$10,434	$9,284	$20,030	$18,766
Reconciling item included in research and development:
Stock-based compensation	413	826	215	1,239	473
Reconciling item included in selling, general and administrative:
Stock-based compensation	487	788	354	1,275	740
Total reconciling items included in operating expenses	900	1,614	569	2,514	1,213
Non-GAAP operating expenses	$8,696	$8,820	$8,715	$17,516	$17,553
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(2,382)	$(2,507)	$(4,924)	$(4,889)	$(10,329)
Reconciling items included in cost of revenue	76	145	129	221	260
Reconciling items included in operating expenses	900	1,614	569	2,514	1,213
Tax effect of non-GAAP adjustments	(47)	(38)	18	(85)	(25)
Non-GAAP net loss	$(1,453)	$(786)	$(4,208)	$(2,239)	$(8,881)
Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.04)	$(0.23)	$(0.10)	$(0.48)
Non-GAAP weighted average shares outstanding - basic and diluted	22,667	22,204	18,652	22,437	18,554

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,382)	$(2,507)	$(4,924)	$(4,889)	$(10,329)
Stock-based compensation	941	1,703	600	2,644	1,284
Additional amortization of non-cancelable prepaid royalty	35	56	98	91	189
Tax effect of non-GAAP adjustments	(47)	(38)	18	(85)	(25)
Non-GAAP net loss	$(1,453)	$(786)	$(4,208)	$(2,239)	$(8,881)
EBITDA adjustments:
Depreciation and amortization	$1,141	$1,144	$1,081	$2,285	$2,139
Interest expense and other, net	130	122	97	252	195
Non-GAAP provision (benefit) for income taxes	364	(16)	147	348	(8)
Adjusted EBITDA	$182	$464	$(2,883)	$646	$(6,555)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$20,905	$20,805
Accounts receivable, net	4,124	4,761
Inventories	3,019	1,663
Prepaid expenses and other current assets	1,426	2,858
Total current assets	29,474	30,087
Property and equipment, net	7,082	4,084
Other assets, net	1,897	2,573
Total assets	$38,453	$36,744
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,484	$1,327
Accrued liabilities and current portion of long-term liabilities	11,268	10,505
Current portion of income taxes payable	241	92
Short-term line of credit	3,000	3,000
Total current liabilities	16,993	14,924
Long-term liabilities, net of current portion	1,746	677
Income taxes payable, net of current portion	2,026	2,201
Total liabilities	20,765	17,802
Shareholders’ equity	17,688	18,942
Total liabilities and shareholders’ equity	$38,453	$36,744

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com